SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                                 Dotronix, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Items 22(a)(2) of Schedule A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



                                 DOTRONIX, INC.
                              160 FIRST STREET S.E.
                          NEW BRIGHTON, MINNESOTA 55112

                           NOTICE OF ANNUAL MEETING

To the Shareholders of Dotronix, Inc.:

     Notice is hereby given that the annual meeting of shareholders of Dotronix, Inc. (the "Company") will be held at 3:30 p.m. on Wednesday, November 6, 1996, on the sixth floor of the Minneapolis Marriott City Center, Minneapolis, Minnesota, for the following purposes:

     1. To elect a Board of Directors for the ensuing year and until their successors are elected.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 27, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Company's Annual Report to Shareholders is included with this mailing, which is being first made on approximately the date shown below.

     We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.


                                          By Order of the Board of Directors


                                          /s/ David R. Beel
                                          David R. Beel, Secretary

Dated: October 4, 1996


       IF YOU ARE UNABLE TO ATTEND THIS MEETING, YOU ARE URGED TO DATE
         AND SIGN THE ENCLOSED PROXY AND TO RETURN IT IN THE POSTAGE-
            PAID ENVELOPE ENCLOSED HEREWITH FOR YOUR CONVENIENCE.



                               PROXY STATEMENT

     The annual meeting of shareholders of Dotronix, Inc. (the "Company"), 160 First Street S.E., New Brighton, Minnesota 55112, will be held at 3:30 p.m. on Wednesday, November 6, 1996, on the sixth floor of the Minneapolis Marriott City Center, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Secretary of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy at any time before voting. Shares represented by a proxy will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for directors named and for the other proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Abstentions and broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares present but not voted for purposes of determining whether the requisite vote has been obtained. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about October 4, 1996.

     All expenses in connection with the solicitation of this proxy will be paid by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telegraph or personal calls.

     The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.


                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only the holders of the Company's Common Shares whose names appear of record on the Company's books at the close of business on September 27, 1996 will be entitled to vote at the annual meeting. At the close of business on September 27, 1996, the Company had 4,288,935 Common Shares (the Company's only voting securities) outstanding and entitled to vote. Each share of such stock entitles the holder thereof to one vote upon each matter to be voted upon.

     The following table sets forth, as of the record date for the meeting, certain information with respect to beneficial share ownership by the directors and nominees individually, by all officers and directors as a group, and by all persons known to management to own more than 5% of the Company's outstanding Common Shares. Except as otherwise indicated, the shareholders listed below have sole investment and voting power with respect to their shares.


                                       NUMBER
                                     OF SHARES      PERCENT OF
NAME OF                             BENEFICIALLY    OUTSTANDING
BENEFICIAL OWNER                       OWNED          SHARES
----------------                    ------------    -----------

William S. Sadler
160 First Street S.E.
New Brighton, MN 55112               1,051,207(1)     24.29%

Ray L. Bergeson                         16,500(2)      0.39%

Robert J. Snow                          16,746(2)(3)   0.40%

Edward L. Zeman                         16,500(2)      0.39%

L. Daniel Kuechenmeister                 8,000(4)      0.19%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401                 218,500         5.18%

All officers and directors
 as a group (7 persons)              1,108,058(5)     25.40%

------------------------
(1) Includes 352,089 shares owned directly by Mr. Sadler, 659,800 shares owned by Minnesota River Aviation, Inc., of which Mr. Sadler is President and sole shareholder, 12,800 shares owned by Mr. Sadler's wife, and 21,518 shares underlying stock options and warrants exercisable within 60 days.

(2)  Includes 15,000 shares underlying stock options exercisable within 60 days.

(3)  Includes 200 shares owned by Mr. Snow's wife.

(4)  Includes 7,500 shares underlying stock options exercisable within 60 days.

(5)  Includes 78,073 shares underlying stock options exercisable within 60 days.



                              ELECTION OF DIRECTORS

The Board of Directors has recommended that the number of directors to be elected for the coming year be set at five. The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their successors are elected and have qualified. The persons named in the enclosed form of proxy intend to vote for the election of the five nominees listed below. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in the event any one or more of such nominees for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board of Directors knows of no reason to anticipate that all of the nominees will not be a candidate at the meeting.



NAME                      CURRENT POSITION WITH THE COMPANY      AGE
----                      ---------------------------------      ---

William S. Sadler         President, Treasurer and Director      70

Ray L. Bergeson           Director                               70

Robert J. Snow            Director                               76

Edward L. Zeman           Director                               41

L. Daniel Kuechenmeister  Director                               66


     William S. Sadler, founder of the Company, has been President, Treasurer and a director since the Company's organization in November 1980. Prior to founding the Company, Mr. Sadler was President of the Video Display Division of Audiotronics Corporation from 1978 through 1980 and Chief Executive Officer of the Ball Electronic Display Division (formerly Miratel Electronics, Inc.) of Ball Corporation from 1955 through 1976. From 1976 to 1978, Mr. Sadler managed his personal real estate interests. In his positions with Audiotronics Corporation and Ball Corporation, Mr. Sadler had overall responsibility for the development, manufacturing and marketing of CRT displays and CCTV monitors. Mr. Sadler also is president of Dynetic Systems Company, a manufacturer of precision motors and a division of Minnesota River Aviation, Inc., of which Mr. Sadler is sole shareholder.

     Ray L. Bergeson has been a director of the Company since 1987. Mr. Bergeson was employed by Honeywell, Inc. from 1952 through 1988. From 1985 until his retirement at the end of 1988, he was the chief engineer for the engineering design automation systems department of the Military Avionics Division. From 1978 to 1985, Mr. Bergeson was a program manager responsible for the development and implementation of computer-aided design systems for the Military Avionics Division. Mr. Bergeson holds a degree in electrical engineering from Purdue University. Since his retirement, Mr. Bergeson has performed consulting work in the area of CAD-CAM system development and strategic planning.

     Robert J. Snow has been a director of the Company since 1988. Mr. Snow is currently chairman of the board of the American Artstone Company, a manufacturer of architectural precast concrete, and previously served as vice president and a director from 1965 to 1989. He also was the owner of Snow-Larson, Inc., manufacturers' representatives, and served as president from 1968 to 1987 and chairman of the board until 1990. Mr. Snow served as vice president and a director of Construction Midwest, Inc., a distributor of wholesale building materials, from 1972 to 1987. Mr. Snow holds a master's degree in architecture from Harvard University.

     Edward L. Zeman has been a director of the Company since 1990. Mr. Zeman is currently Executive Vice President and Chief Financial Officer of ARM Financial Group, Inc., a financial services company headquartered in Louisville, Kentucky. From 1990 until August 1995, Mr. Zeman was Chief Operating and Financial Officer, Treasurer and Vice President for SBM Company, a financial services company that was acquired by ARM Financial Group, Inc. in June 1995. Prior to June 1990, Mr. Zeman was an audit manager for Deloitte & Touche in Minneapolis, Minnesota since before 1985. Mr. Zeman is a certified public accountant and has a B.S. degree in accounting from the University of Minnesota.

     L. Daniel Kuechenmeister has been a director of the Company since 1994. Mr. Kuechenmeister was employed by Honeywell, Inc. in various management positions from 1956 through 1990. From 1984 until his retirement in 1990 he was Manager of Contracts for the Inertial Components Business Area. Since his retirement he has consulted in the areas of contract negotiations and utilities auditing and taught classes in government contract negotiations as an adjunct professor at the University of St. Thomas, St. Paul, Minnesota. He is currently President of the Board of Merrick Companies, Inc., a non-profit social services entity. Mr. Kuechenmeister holds a B.A. degree from the University of Minnesota.

     During the year ended June 30, 1996, the Board of Directors held six meetings. Each of the directors attended all six meetings. The Company's Board also acts from time to time by unanimous written consent in lieu of meetings.

     The Board of Directors has two standing committees, the Audit Committee and the Stock Option Committee. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Stock Option Committee administers the Company's 1989 Stock Option and Restricted Stock Plan.

     During the year ended June 30, 1996, the members of the Audit Committee were Mr. Bergeson, Mr. Snow, Mr. Zeman and Mr. Kuechenmeister. The Audit Committee held two meetings during such year. Each member attended both meetings.

     During the year ended June 30, 1996, the members of the Stock Option Committee were Mr. Bergeson, Mr. Snow, Mr. Zeman and Mr. Kuechenmeister. The Stock Option Committee held no meetings during such year.



                            EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table summarizes the total compensation earned or paid for services rendered by William S. Sadler, the Chief Executive Officer of the Company, during each of the years ended June 30, 1996, 1995 and 1994 and Michael J. Hopkins, Vice President during the years ended June 30, 1996 and 1995 and 1994. No other officer of the Company had a total annual salary and bonus exceeding $100,000 for the year ended June 30, 1996.

                                                                          LONG-TERM COMPENSATION
                                                                    ---------------------------------
                                      ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                              ----------------------------------    ---------------------     -------
                                                        OTHER       RESTRICTED
                                                       ANNUAL          STOCK      OPTIONS     LTIP(1)      ALL OTHER
NAME AND PRINCIPAL             SALARY     BONUS     COMPENSATION     AWARDS(3)    GRANTED     PAYOUTS   COMPENSATION(2)
     POSITION         YEAR      ($)        ($)           ($)            (#)         (#)         ($)           ($)
------------------    ----    -------    -------    ------------    ----------    -------     -------   ---------------
William S. Sadler     1996    180,000    150,000          0                0            0        0           1,500
 President (Chief     1995    180,000    150,000          0                0       21,518        0           1,500
 Executive Officer)   1994    180,000     34,027          0                0            0        0           1,800
 and Chairman
Michael J. Hopkins    1996    100,000     46,935          0                0            0        0               0
 Vice President(4)    1995    100,000     16,585          0                0       47,000        0               0
                      1994     83,716          0          0           10,000            0        0               0

------------------------
(1)  Long-Term Incentive Plan.

(2)  Employer matching contributions to 401(k) savings plan.

(3) Shares were awarded under an employment contract dated August 31, 1993 and were restricted as to transferability during the first year of employment. All restrictions were removed September 1, 1994.

(4)  Mr. Hopkins resigned from the Company on August 2, 1996.

     STOCK OPTION GRANTS IN LAST FISCAL YEAR. There were no stock option grants to the persons named in the "Summary Compensation Table" above during the year ended June 30, 1996.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" above during the year ended June 30, 1996, and the value of all exercisable and unexercisable options at June 30, 1996.

                                                                                    VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED               IN-THE-MONEY
                        SHARES                    OPTIONS AT JUNE 30, 1996       OPTIONS AT JUNE 30, 1996(1)
                       ACQUIRED       VALUE     ----------------------------    ----------------------------
                     ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
       NAME              (#)           ($)          (#)             (#)             ($)             ($)
------------------   -----------    --------    -----------    -------------    -----------    -------------
William S. Sadler         0             0          21,518          32,277          2,152            6,886

Michael J. Hopkins        0             0               0          47,000              0           75,859

------------------------
(1) Value of unexercised in-the-money options equals fair market value of the shares underlying such options at June 30, 1996 ($1.50 per share) less the exercise price, times the number of in-the-money options outstanding.


     COMPENSATION OF DIRECTORS. Directors of the Company who are not employees of the Company are compensated at the rate of $4,000 per fiscal year and $400 per Board meeting attended during a fiscal year in excess of four such meetings. In addition, nonemployee directors participate in the Dotronix, Inc. Nonemployee Director Stock Option Plan (the "Director Option Plan"), which was approved by shareholders in 1991 and was amended with shareholder approval in 1995. Each nonemployee director of the Company is eligible to participate in the Director Option Plan. Under the Director Option Plan, an initial option to purchase 5,000 shares (1) was granted automatically immediately following the Company's 1991 annual meeting of shareholders to each eligible director, and (2) will be granted automatically immediately following each meeting of the Company's shareholders or Board of Directors thereafter to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting. In addition, a grant of 500 shares and an option to purchase 2,500 shares will be granted automatically on an annual basis immediately following each annual meeting of the Company's shareholders to each eligible director in office who previously received an initial grant as described in the preceding sentence. All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, determined in accordance with the Director Option Plan, and become exercisable six months after the date of grant (or immediately in the event of the death of the holder thereof). The option exercise price is payable in cash. Options granted under the Director Option Plan are intended to be "nonqualifed options" under the Internal Revenue Code of 1986, as amended. Pursuant to the Director Option Plan, during the year ended June 30, 1996, Mr. Bergeson, Mr. Snow, Mr. Zeman and Mr. Kuechenmeister each was automatically granted an option to purchase 2,500 shares of the Company's Common Stock at $2.125 per share and was granted 500 shares. No options granted under the Director Option Plan have been exercised.

     EMPLOYMENT CONTRACTS. Mr. Sadler is employed by the Company through June 30, 1998 under an amended and restated employment agreement approved by the independent directors. The agreement provides for an annual base salary of $180,000 per year, subject to annual salary adjustments equal to the average annual salary adjustment of all Company employees (but not to decrease to less than $180,000). The agreement also provides for Mr. Sadler to be paid a bonus of $150,000 in each of fiscal years 1995, 1996, 1997 and 1998; provided, that the bonus in any one year cannot exceed 20% of corporate pre-tax earnings before the payment of such bonus. If the bonus is restricted by this 20% limitation in one year, it will be made up in a subsequent year, provided that the sum of the bonus payments does not exceed 20% of corporate pre-tax earnings before the payment of such bonuses. At Mr. Sadler's option, up to 50% of the foregoing bonus for any fiscal year may be paid in the form of warrants to purchase Company Common Stock having an exercise price of $1.00 per share and a term of three years from the date of issuance, on the basis of one such warrant for each dollar of bonus compensation paid in the form of warrants. The agreement also provides for the payment of a one-time cash incentive award of $125,000 on July 31, 1998, if specified corporate goals are met, and for the payment of severance benefits of up to the remaining base salary due under the agreement if Mr. Sadler's employment is terminated under specified circumstances.


                             CERTAIN TRANSACTIONS

     The Company leases a service facility in New Brighton from Minnesota River Aviation Inc., a company wholly owned by Mr. Sadler, on a month to month basis, and it leases a warehouse facility in New Brighton from Minnesota River Television, Inc., which is also wholly owned by Mr. Sadler, through March 31, 1998. The Company paid aggregate rentals of approximately $86,000 to these two companies during the year ended June 30, 1996. The Company believes that these rentals, which have been approved by the independent directors of the Company, are fair and no less favorable to the Company than could have been obtained elsewhere.


                           APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1997. A proposal to ratify that appointment will be presented at the annual meeting. Deloitte & Touche LLP and its predecessor have served as the Company's auditors since March 1981, and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR this proposal. If the appointment is not ratified by shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.


                    PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 160 First Street S.E., New Brighton, Minnesota 55112, not later than July 1, 1997.


                                        By Order of the Board of Directors


                                        /s/ David R. Beel
                                        David R. Beel, Secretary

Dated: October 4, 1996


     UPON WRITTEN REQUEST, DOTRONIX, INC. WILL FURNISH, WITHOUT CHARGE, TO PERSONS SOLICITED BY THIS PROXY STATEMENT, A COPY OF ITS REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 1996. REQUESTS SHOULD BE ADDRESSED TO DOTRONIX, INC., 160 FIRST STREET S.E., NEW BRIGHTON, MINNESOTA 55112, ATTENTION: DAVID R. BEEL.



DOTRONIX, INC.
160 First Street S.E.
New Brighton, Minnesota 55112


                                     PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated October 4, 1996, hereby appoints William S. Sadler and David R. Beel proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Dotronix, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of Dotronix, Inc., to be held at 3:30 p.m. on Wednesday, November 6, 1996 on the sixth floor of the Minneapolis Marriott City Center, Minneapolis, Minnesota, and any adjournment thereof.



1.   ELECTION OF DIRECTORS.

     [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
         (EXCEPT AS MARKED TO THE CONTRARY BELOW)      TO VOTE FOR ALL NOMINEES
                                                       LISTED BELOW

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:)

     W. Sadler, R. Bergeson, R. Snow, E. Zeman, L. Daniel Kuechenmeister


2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors for the Company for the fiscal year ending June 30, 1997.

                   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


              (Continued and to be dated and signed on other side)



                           (Continued from other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1 AND FOR PROPOSAL 2.


PLEASE SIGN, DATE AND MAIL THIS PROXY STATEMENT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.


Sign exactly as your name appears below; in the case of joint tenancy, both joint tenants must sign; fiduciaries please indicate title and authority.


                                         Date: _________________________, 1996


                                         _____________________________________
                                                      Signature

                                         _____________________________________
                                                      Signature